As filed with the Securities and Exchange Commission on December __, 1997
                                                          Registration No.  333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-3

                          REGISTRATION STATEMENT UNDER

                           THE SECURITIES ACT OF 1933


                        NATURAL MICROSYSTEMS CORPORATION

             (Exact name of Registrant as specified in its charter)

                 Delaware                            04-2814586
     (State or Other Jurisdiction of              (I.R.S. Employer
      Incorporation or Organization)           Identification Number)

                             100 Crossing Boulevard
                      Framingham, Massachusetts 01702-5406
                                 (508) 620-9300
   (Address and Telephone Number of Registrant's Principal Executive Offices)

                               Robert P. Schechter
                      President and Chief Executive Officer
                        Natural MicroSystems Corporation
                             100 Crossing Boulevard
                      Framingham, Massachusetts 01702-5406
                                 (508) 620-9300
            (Name, Address and Telephone Number of Agent for Service)

                                    Copy to:

                             Richard N. Hoehn, Esq.
                             Choate, Hall & Stewart
                                 Exchange Place
                                 53 State Street
                           Boston, Massachusetts 02109

         Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

         If the only securities being registered on this form are being offered pursuant to a dividend or interest reinvestment plan, please check the following box. |_|

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering.
|_|  --------------

         If this Form is a post-effective amendment filed pursuant to a Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

         If any class of securities is to be concurrently registered on this Form pursuant to Section 12(b) of the Securities Exchange Act of 1934 pursuant to General Instruction V, please check the following box. |_|


                                    C A L C U L A T I O N  O F  R E G I S T R A T I O N  F E E
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                                                                                                 Proposed
                                                                       Proposed                  Maximum
                                                                        Maximum                 Aggregate             Amount of
        Title of each Class of             Amount to be           Offering Price Per             Offering            Registration
     Securities to be Registered            Registered                 Share (1)                Price (1)                Fee
------------------------------------------------------------------------------------------------------------------------------------

            Common Stock,
            $.01 par value                 56,384 shares              $45.875                  $2,586,616               $763.05
====================================================================================================================================


        (1) Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457 under the Securities Act, on the basis of the average of the high and low sale prices of the Common Stock on December 3, 1997 as reported on the Nasdaq National Market.

             The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
        ========================================================================

PROSPECTUS

                                  56,384 SHARES

                        Natural MicroSystems Corporation

                                  COMMON STOCK

         The Prospectus relates to the resale of up to 56,384 shares (the "Shares") of Common Stock, $.01 par value per share, of Natural MicroSystems Corporation (the "Company") held by certain stockholders of the Company (the "Selling Stockholders").

                            -------------------------

         THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE
CONSIDERED IN CONNECTION WITH THE PURCHASE OF THESE SECURITIES,
SEE "RISK FACTORS" BEGINNING ON PAGE 4.

                            -------------------------

         The Selling Stockholders and their agents, donees, distributees, pledgees and other successors in interest may offer and sell the Shares from time to time in one or more transactions on The Nasdaq Stock Market, or otherwise, at market prices then prevailing or in negotiated transactions. The Shares may also be sold pursuant to option, hedging or other transactions with broker-dealers. The Shares may also be offered in one or more underwritten offerings. The underwriters in an underwritten offering, if any, and the terms and conditions of any such offering will be described in a supplement to this Prospectus. See "Selling Stockholders" and "Plan of Distribution."

         The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders. See "Use of Proceeds".

         The Common Stock of the Company is traded on the National Market of The Nasdaq Stock Market (the "Nasdaq National Market") under the symbol "NMSS". On December 3, 1997, the last reported sale price of Common Stock on the Nasdaq National Market was $45.875 per share.

                            -------------------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                 COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
                  COMMISSION OR ANY STATE SECURITIES COMMISSION
                     PASSED UPON THE ACCURACY OR ADEQUACY OF
                     THIS PROSPECTUS. ANY REPRESENTATION TO
                       THE CONTRARY IS A CRIMINAL OFFENSE.

                               -------------------

                The date of this Prospectus is December __, 1997.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at Seven World Trade Center, 13th Floor, New York, New York 10048, and at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials also may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such material may also be obtained from the Commission's web site at http://www.sec.gov. The Common Stock of the Company is traded on the Nasdaq National Market. Reports, proxy statements and other information concerning the Company also may be inspected at the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

         The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules filed therewith. For further information with respect to the Company and the Common Stock offered hereby, reference is hereby made to such Registration Statement and to the exhibits and schedules filed therewith. Statements contained in this Prospectus regarding the contents of any agreement or other document are not necessarily complete, and in each instance reference is made to the copy of such agreement or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement, including the exhibits and schedules thereto, may be inspected without charge at the principal office of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part thereof may be obtained from such office upon payment of the prescribed fees.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Commission (File No. 0-14805) are incorporated herein by reference: (1) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996; (2) the Company's interim reports on Form 10-Q for the fiscal quarters ended March 31, 1997, June 30, 1997 and September 30, 1997; (3) the Company's current report on Form 8-K filed with the Commission on April 24, 1997; and (4) the description of the Company's Common Stock incorporated by reference in the Company's registration statement on Form 8-A (SEC File No. 0-23282) filed with the Commission on January 25, 1994 from the registration statement on Form S-1 (SEC File No. 33-72596) filed with the Commission on December 6, 1993.

         In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of the Common Stock registered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. The Company will provide without charge to each person to whom this Prospectus is delivered, upon a written request of such person, a copy of any or all of the foregoing documents incorporated by reference into this Prospectus (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to the Chief Financial Officer of the Company, 100 Crossing Boulevard, Framingham, Massachusetts 01702-5406,
Telephone: (508) 620-9300.

                                   THE COMPANY

         The Company's principal executive offices are located at 100 Crossing Boulevard, Framingham, Massachusetts 01702-5406, and its telephone number is
(508) 620-9300. The Company was incorporated in Delaware in 1983.

         AG, Alliance Generation(R), NaturalAccess, Open Telecommunications, Telephony Services Architecture and TSA are trademarks, and Natural MicroSystems, VOX and TEKnique are trade names, of the Company used in this Prospectus. Multi-Vendor Integration Protocol and MVIP are trademarks of GO-MVIP, Inc. This Prospectus also includes references to trademarks and trade names of companies other than the Company.

                            ------------------------

                                  RISK FACTORS

         In addition to the other information contained in this Prospectus, the following factors should be considered carefully in evaluating an investment in the Common Stock offered by this Prospectus. In particular, potential investors are advised that statements contained herein or incorporated by reference into this Prospectus expressing the beliefs and expectations of management regarding the Company's future results or performance are forward looking statements based on current expectations that involve a number of risks and uncertainties. The following factors describe certain market risks associated with an investment in the Common Stock and various of the risks and uncertainties which could cause actual results to differ materially from management expectations.

         Variations in Operating Results. The Company's results of operations have varied from quarter to quarter and, in recent quarters, approximately half of the revenues have been received in the final month. These variations result from a number of factors, including timing of customer orders, adjustments of delivery schedules to accommodate customer or regulatory requirements, availability of components from suppliers, timing and level of international sales, mix of products sold, and timing and level of expenditures for sales, marketing and new product development. The Company has historically operated with little backlog and substantially all of its revenues in each quarter have resulted from orders received in that quarter. If short-term demand for the Company's products declines, or if the Company is unable to secure adequate materials from its suppliers, the Company's results of operations for that quarter would be adversely affected. No assurance can be given that these quarterly variations will not occur in the future and, accordingly, the results of any one quarter may not be indicative of the operating results for future quarters.

         Competition. The market for products of the type supplied by the Company is highly competitive. The Company has numerous competitors whose products compete with one or more of the Company's products. The products of one competitor, Dialogic Corporation, which is significantly larger than the Company and has significantly greater resources available to it, compete directly against the Company's full range of products. As the Company enters new markets, it expects to encounter competition from additional competitors, some of whom may have greater resources than the Company. In addition, certain large applications and systems developers use their own proprietary computer telephony enabling components as an alternative to purchasing commercially available products such as those sold by the Company.

         Market Acceptance of Products; Technological Changes. The market for the Company's products is characterized by rapidly changing technology, evolving industry standards and frequent new product introductions. The Company's near term success and future growth is substantially dependent upon continuing market acceptance of its products. The Company's future success will in large part depend on its continued ability to enhance its existing products and to develop new products to meet changing customer requirements and emerging industry standards. There can be no assurance that the Company will successfully develop new products and enhancements, including its NaturalAccess software line, Quad T1, IP telephony, and SS7 products, on a timely basis or that such products and enhancements will achieve market acceptance. Delay in the development of these products and enhancements or their failure to achieve market acceptance could adversely affect the Company's business. In addition, there can be no assurance that products or technologies developed by others will not render the Company's products or technologies noncompetitive or obsolete. One computer telephony industry standard which has emerged over the last several years is Multi-Vendor Integration Protocol (MVIP), an architecture for interoperability and switching, of which the Company was the primary developer. Although a substantial number of products are based on MVIP, a competing architecture for interoperability, Dialogic Corporation's Signal Computing System Architecture (SCSA), has been introduced and others may emerge. There is currently a standards effort to unify suppliers of both enabling products and applications developers under the Enterprise Computer Telephony Forum (ECTF) in which the Company participates. The Company is an early endorser of the ECTF's, the H.100 protocol. There can be no assurance that SCSA or another architecture will not supersede MVIP or H.100, which could adversely affect the Company's business.

         There is currently a standards effort to unify suppliers of both enabling products and applications developers under the Enterprise Computer Telephony Forum (ECTF) in which the Company participates. The Company is an early endorser of the ECTF's, the H.100 protocol. There can be no assurance that SCSA or another architecture will not supersede MVIP or H.100, which could adversely affect the Company's business.

         Integration of VOX and TEKnique Operations. The successful integration of the operations of VOX and TEKnique, which were acquired in November 1995 and June 1996, respectively, with those of the Company will continue to require, among other things, the coordination of the respective product offerings of the Company and both VOX and TEKnique and related sales, marketing, development and administrative activities. There can be no assurance that the Company will not encounter unexpected difficulties in such integrations or that the expected benefits will be realized. Any unexpected delays or costs incurred in such integration could have a material adverse effect upon the Company.

         Limited Protection of Proprietary Technology. The Company's success is dependent upon proprietary technology. The Company currently has no patents and protects its technology primarily through copyrights and trade secrets. There can be no assurance that the steps taken by the Company to protect its proprietary rights will be adequate to prevent the misappropriation of its technology or the independent development by others of similar technology. Although the Company believes that its products and technology do not infringe on any existing proprietary rights of others, there can be no assurance that third parties will not assert infringement claims. If infringement is alleged, there can be no assurance that the Company would prevail or that any necessary licenses would be available on acceptable terms, if at all. In any event, patent and other intellectual property litigation can be extremely protracted and expensive.

         Dependence on Market Success of Third Parties; Significant Customer. The Company's customers are primarily original equipment manufacturers (OEMs), value added resellers (VARs), systems integrators, telephony service providers, and international distributors. The Company's revenues are dependent upon the ability of its customers to develop and sell computer telephony applications and systems to end-users. Factors affecting the ability of the Company's customers to develop and sell their products include competition, regulatory restrictions, patent and other intellectual property issues, and overall economic conditions. One customer accounted for 13.9% of the Company's revenues in 1996. A second customer accounted for 13.3% and 11.9% of the Company's revenues in 1994 and 1995, respectively, but less than 10% in 1996. There can be no assurance that these customers will continue to purchase similar volumes of the Company's products.

         Dependence on Outside Suppliers and Contract Assembly Manufacturers. The Company relies on various suppliers of components for its products. Many of these components are standard and generally available from multiple sources. However, certain custom integrated circuits and other devices which are components of one or more of the Company's products are acquired by the Company from single source suppliers. Although the Company believes it could develop other sources for each of these custom devices, the process could take several months, and the inability or refusal of any such source to continue to supply devices could have a material adverse effect on the Company pending the development of an alternative source. The Company also currently relies on a single contract manufacturer to assemble printed circuit boards for its European operations. The Company also currently relies on two sole source contract manufacturers to assemble printed circuit boards for each of its North American computer telephony and intelligent network operations. Although a number of such contract manufacturers exist, the interruption or termination of the Company's current manufacturing relationships could have a short-term adverse effect on the Company's business.

         Risks Associated with International Operations. The Company's sales to customers outside North America accounted for 31.1% of the Company's revenues in 1996 and 28.9% in the first nine months of 1997. In addition, the Company believes that a material portion of its domestic sales ultimately result in the use of the Company's products outside North America. Accordingly, a significant portion of the Company's revenues are subject to the risks associated with international sales. The Company has significant assets denominated in French currency and has denominated a significant portion of its sales in foreign currencies. Further, customers generally evaluate the purchase of the Company's products based on the purchase price expressed in the customer's currency. Therefore, changes in foreign currency exchange rates may adversely affect the sale of the Company's products. The Company does not currently engage in currency hedging transactions to offset the risks associated with variations in currency exchange rates. In addition, international markets have different regulatory environments than those of the United States, and the Company is required to obtain approval for its products prior to their use in other countries. There can be no assurance that changes will not occur in such regulations or that, if such changes occur, the Company will be able to continue to sell its products into the affected markets. In addition, the Company's international business may be adversely affected by risks such as political instability, trade and tariff regulations, difficulty in obtaining export licenses, difficulties or delays in collecting accounts receivable, and difficulties in staffing and managing international operations.

         Possible Volatility of Stock Price. Factors such as announcements of technological innovations or new products by the Company, its competitors and other third parties, as well as quarterly variations in the Company's results of operations and market conditions in the industry, may cause the market price of the Common Stock to fluctuate significantly. In addition, the stock market in general has recently experienced extreme price and volume fluctuations, which have particularly affected the market prices of many high technology companies and which have often been unrelated to the operating performance of such companies. These broad market fluctuations may adversely affect the market price of the Common Stock.

         Dependence on Key Personnel. The Company is highly dependent on certain key executive officers and technical employees, the loss of any of whom could have an adverse impact on the future operations of the Company. In addition, the Company may need to hire additional skilled personnel to support the continued growth of its business and the market for skilled personnel, especially those with the technical abilities required by the Company, is currently very competitive. There can be no assurance that the Company will be able to retain its existing personnel or attract additional qualified employees.

         Certain Charter Provisions with Anti-Takeover and Other Effects. The Company's Board of Directors has the power to issue shares of Common Stock and Preferred Stock which, if issued, could dilute and adversely affect various rights of the holders of Common Stock and, in addition, could be used to discourage an unsolicited attempt to acquire control of the Company. The Company's Certificate of Incorporation also provides for a classified board of directors and contains other provisions which may also discourage an unsolicited takeover attempt. These provisions could limit the price that investors might be willing to pay in the future for shares of Common Stock and could make it more difficult for stockholders of the Company to effect certain corporate actions.

                                 USE OF PROCEEDS

         The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders.

                              SELLING STOCKHOLDERS

         Set forth below, with respect to each Selling Stockholder, is the number of shares of Common Stock beneficially owned as of December 1, 1997, the number of Shares offered pursuant to this Prospectus and the number of shares to be owned after completion of the offering (assuming the sale of all the Shares offered hereunder).


                                                                Number of
                                                               Shares to be        Number of Shares
                                       Total Number of          Offered or         to be Owned After
Name                                   Shares Owned (1)           Sold               the Offering
----                                  -----------------           ----               ------------
George C.C. Chung                         1,797                    701                   1,096
Brian J. Demers                          16,749                  6,532                  10,217
Joel A. Hughes                           83,745                 32,661                  51,084
Edward A. Livshin                         2,345                    915                   1,430
Joe Madden                                1,508                    588                     920
Michael H. Ogilvy                        15,154                  5,911                   9,243
John Orlando                              1,759                    686                   1,073
Bhavin Dinker Patel                       1,759                    686                   1,073
David R. Penny                           13,921                  5,430                   8,492
Susan Pettis                                503                    197                     306
Brian J. Ritchie                          1,797                    701                   1,096
Mark C. Toomey                            3,526                  1,376                   2,150

(1) Such Shares were issued by the Company to such Selling Stockholders in exchange for their shares of common stock in connection with the merger of a wholly-owned subsidiary of the Company with and into VIADSP, Inc., a Massachusetts corporation ("VIADSP") on October 31, 1997. VIADSP, Inc. is currently a wholly-owned subsidiary of the Company.


                              PLAN OF DISTRIBUTION

         The Selling Stockholders and their agents, donees, distributees, pledgees and other successors in interest may, from time to time, offer for sale and sell or distribute the Shares to be offered by them hereby (a) in transactions executed on the Nasdaq National Market, or any securities exchange on which the shares may be traded, through registered broker-dealers (who may act as principals, pledgees or agents) pursuant to unsolicited orders or offers to buy, (b) in negotiated transactions, or (c) through other means. The Shares may be sold from time to time in one or more transactions at market prices prevailing at the time of sale or a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. Such prices will be determined by the Selling Stockholders or by agreement between the Selling Stockholders and their underwriters, dealers, brokers or agents. The Shares may also be offered in one or more underwritten offerings. The underwriters in an underwritten offering, if any, and the terms and conditions of any such offering will be described in a supplement to this Prospectus.

         In connection with distribution of the Shares, the Selling Stockholders may enter into hedging or other option transactions with broker-dealers in connection with which, among other things, such broker-dealers may engage in short sales of the Shares pursuant to this Prospectus in the course of hedging the positions they may assume with one or more of the Selling Stockholders. The Selling Stockholders may also sell Shares short pursuant to this Prospectus and deliver the Shares to close out such short positions. The Selling Stockholders may also enter into option or other transactions with broker-dealers which may result in the delivery of Shares to such broker-dealers who may sell such Shares pursuant to this Prospectus. The Selling Stockholders may also pledge the Shares to a broker-dealer and upon default the broker-dealer may effect the sales of the pledged Shares pursuant to this Prospectus.

         The distribution of the Shares by the Selling Stockholders is not subject to any underwriting agreement. Any underwriters, dealers, brokers or agents participating in the distribution of the Shares may receive compensation in the form of underwriting discounts, concessions, commissions or fees from the Selling Stockholders and/or purchasers of Shares, for whom they may act. Such discounts, concessions, commissions or fees will not exceed those customary for the type of transactions involved. In addition, the Selling Stockholders and any such underwriters, dealers, brokers or agents that participate in the distribution of Shares may be deemed to be underwriters under the Securities Act, and any profits on the sale of Shares by them and any discounts, commissions or concessions received by any of such persons may be deemed to be underwriting discounts and commissions under the Securities Act. Those who act as underwriter, broker, dealer or agent in connection with the sale of the Shares will be selected by the Selling Stockholders and may have other business relationships with the Company and its subsidiaries or affiliates in the ordinary course of business. Alex. Brown & Sons Incorporated, which acts as a market maker with respect to the Common Stock, has agreed to act as a principal in purchasing some or all of the Shares from the Selling Stockholders and may thereafter resell such Shares from time to time in or through one or more transactions or distributions on the Nasdaq National Market, through other registered brokers or dealers pursuant to unsolicited orders or offers to buy, in independent negotiated transactions, or otherwise.

         The aggregate proceeds to the Selling Stockholders from the sale of the Shares offered by the Selling Stockholders hereby will be the purchase price of such Shares less any broker's commissions.

         In order to comply with the securities laws of certain states, if applicable, the Shares will be sold in such jurisdiction only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration of qualification requirement is available and is complied with.

         The Selling Stockholders and any broker-dealer, agent or underwriter that participates with the Selling Stockholders in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any commissions received by such broker-dealers, agents or underwriters and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

         There is no assurance that the Selling Stockholders will sell any or all of the Shares described herein and may transfer, devise or gift such securities by other means not described herein. The Company is permitted to suspend the use of this Prospectus in connection with sales of the Shares by holders during certain periods of time under certain circumstances relating to pending corporate developments and public filings with the Commission and similar events. Expenses of preparing and filing the registration statement and any and all amendments thereto will be borne by the Company.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

         The legality of the Common Stock offered hereby is being passed upon for the Company by Choate, Hall & Stewart (a partnership including professional corporations), Boston, Massachusetts. Richard N. Hoehn, a partner of Choate, Hall & Stewart, is the Secretary of the Company.

===============================================================================

         No dealer, salesman or any other person has been authorized to give any information or to make any representations not contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any of the Underwriters. This Prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.


                            ----------------------

                               TABLE OF CONTENTS

                                                                       Page
                                                                       ----
Available Information.....................................................2
Incorporation of Certain Documents by
  Reference...............................................................2
The Company...............................................................3
Risk Factors..............................................................4
Use of Proceeds...........................................................7
Selling Stockholders......................................................8
Plan of Distribution......................................................8
Interests of Named Experts
  and Counsel............................................................10



                                 56,384 Shares

                                    NATURAL
                                 MICROSYSTEMS
                                  CORPORATION

                                 Common Stock



                     ------------------------------------

                                  PROSPECTUS
                               December _, 1997

                     ------------------------------------

================================================================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

         The following table sets forth the costs and expenses payable by the registrant in connection with the distribution of the securities being registered hereunder. All of the amounts shown are estimates, except the Securities and Exchange Commission registration fee.


        Securities and Exchange Commission Registration Fee........ $      763
                                                                     ----------
        Legal Fees and Expenses....................................      1,000
                                                                     ----------
        Accountants' Fees and Expenses.............................          0
                                                                     ----------

                Total.............................................  $    1,763
                                                                     ==========


Item 15.  Indemnification of Directors and Officers

         Section 145 of the General Corporation Law of the State of Delaware provides that a corporation may indemnify a director, officer, employee or agent against expenses (including attorneys' fees), judgments, fines and for amounts paid in settlement in respect of or in successful defense of any action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Article Tenth of the Company's Fourth Restated Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. Article Tenth further provides that a director's personal liability shall be eliminated or limited in the future to the fullest extent permitted from time to time by the Delaware General Corporation Law.

         Article Eleventh of the Company's Fourth Restated Certificate of Incorporation provides that the Company shall, to the fullest extent permitted from time to time under the Delaware General Corporation Law, indemnify each of its directors and officers against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in respect of any action, suit or proceeding in which such director or officer may be involved or with which he may be threatened, while in office or thereafter, by reason of his or her actions or omissions in connection with services to the Company, such indemnification to include prompt payment of expenses in advance of the final disposition of any such action, suit or proceeding.

Item 16.  Exhibits

          5.1 Opinion of Choate, Hall & Stewart as to validity of shares being registered and Consent.
          23.1   Consent of KPMG Peat Marwick LLP.
          23.2   Consent of Choate, Hall & Stewart (included in Exhibit 5.1).
          24.1   Power of Attorney (part of Signature Page).

Item 17.  Undertakings

     The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification of liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with any of the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Framingham, The Commonwealth of Massachusetts on November 18, 1997.


                                     Natural MicroSystems Corporation
                                     (Issuer and Employer)


                                     By: /s/ Robert P. Schechter
                                     Robert P. Schechter, President
                                                and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Robert P. Schechter, John F. Kennedy and Richard N. Hoehn, jointly and severally, his true and lawful attorneys-in-fact and agents with full powers of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on the dates indicated by the following persons in the capacities indicated.


Name                              Capacity                             Date
----                              --------                             ----

/s/ Robert P. Schechter           President, Chief Executive           11/18/97
Robert P. Schechter               Officer and Director
                                  (Principal Executive Officer)

/s/ John F. Kennedy               Chief Financial Officer              11/18/97
John F. Kennedy                   (Principal Financial Officer)

/s/ David C. Flynn                Controller                           11/18/97
David C. Flynn                    (Principal Accounting Officer)

/s/ Charles T. Foskett            Director                             11/18/97
Charles T. Foskett

/s/ Zenas W. Hutcheson, III       Director                             11/18/97
Zenas W. Hutcheson, III

/s/ W. Frank King, Ph.D.          Director                             11/18/97
W. Frank King, Ph.D.

/s/ David F. Millet               Director                             11/18/97
David F. Millet

/s/ Pamela D. A. Reeve            Director                             11/18/97
Pamela D. A. Reeve

/s/ Ronald W. White               Director                             11/18/97
Ronald W. White


                               INDEX TO EXHIBITS
                               -----------------

Exhibit Number
--------------
         5.1    Opinion of Choate, Hall & Stewart as to validity of shares being registered and Consent.

         23.1   Consent of KPMG Peat Marwick LLP.

         23.2   Consent of Choate, Hall & Stewart (included in Exhibit 5.1).

         24.1   Power of Attorney (included in page II-5).
